Exhibit 99.1


                       RICHARD LEWIS COMMUNICATIONS, INC.
                       ----------------------------------
                   PUBLIC RELATIONS * ADVERTISING * MARKETING
     1211 Avenue of the Americas, 43rd Floor, New York, New York 10036-8701
        Telephone: 212/827-0020 Fax: 212/827-0028 E-mail: rlc@rlcinc.com
                                 www.rlcinc.com

FOR IMMEDIATE RELEASE
---------------------

                NYMAGIC, INC. REPORTS 2004 FIRST QUARTER RESULTS

      New York, May 10, 2004 - NYMAGIC, INC. (NYSE: NYM) reported today the results of consolidated operations for the quarter ended March 31, 2004. Net earnings for the three months ending March 31, 2004 were $2.8 million, or $.28 per diluted share, compared with $1.9 million, or $.20 per diluted share, for the first quarter of 2003.

      Net realized investment losses after taxes were $26,000 or $.00 per diluted share for the first quarter of 2004 as compared with net realized investment losses after taxes of $21,000, or $.00 per share, for the first quarter of 2003.

      Gross premiums written and net premiums written for the first quarter of 2004 increased by 20% and 33%, respectively over the same period of 2003. Total revenues for the first quarter of 2004 increased by 33% over the same period of 2003.

      George R. Trumbull, Chairman and Chief Executive Officer, commented on the results: "Gross premiums written in the first quarter of 2004 are in line with our expected growth. They result from both strong business relationships with existing producers and the addition of new programs. Net premiums written reflect higher net retention levels in 2004 in our ocean marine line of business."

     The combined loss and expense ratio was 107.9% for the first quarter of 2004 compared with 95.0% for the first quarter of 2003. The current quarter's combined ratio was adversely affected by an ocean marine loss in the current accident year, which contributed approximately 8% to the ratio.

      Net investment income increased by 216% to $4.8 million for the first quarter of 2004 compared with $1.5 million for the same period of 2003.

   At March 31, 2004 the Company's total cash and investments increased to $615.1 million from $519.6 million as of December 31, 2003. The increase in the investment portfolio is attributable to the net proceeds received on March 11, 2004 from the Company's issuance of $100 million 6.5% Senior Notes. The investment portfolio at March 31, 2004 consisted of cash and short-term investments of $326.7 million, or 53.1%; fixed maturities of $151.6 million, or 24.7% and limited partnership hedge funds of $136.8 million, or 22.2%.

     During the first quarter of 2004, shareholders' equity rose to $247 million and book value per share increased to $24.88.

      NYMAGIC, INC. is an insurance holding company whose property and casualty insurance subsidiaries specialize in writing ocean marine, inland marine and non-marine liability insurance, and whose agency subsidiaries specialize in establishing markets for such business. The Company maintains offices in New York, San Francisco and Chicago.

       Any forward-looking statements concerning the Company's operations, economic performance and financial condition contained herein, including statements related to the outlook for the Company's performance in 2004 and beyond, are made under the safe harbor provisions of the Private Securities
Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates, which inherently are subject to uncertainties and contingencies, many of which are beyond the control of the Company. Some of these assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, the estimation of loss reserves and loss reserve development, net loss retention, the effect of competition, the ability to collect reinsurance recoverables, the availability and cost of reinsurance, changes in the ratings assigned to the Company by rating agencies and other risks and uncertainties as included in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results for the 2004 year and beyond to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.



                          (Comparative Table Attached)

                                  NYMAGIC, INC.
                                TABLE OF RESULTS
                                ----------------
                                   (Unaudited)
                      (In thousands, except per share data)


                                                        Three Months Ended
                                                             March 31,
                                                      2004               2003
                                                      ----               ----
Revenues:
---------
Net premiums earned                                 $ 24,854           $ 21,697
Net investment income                                  4,754              1,506
Net realized investment losses                           (41)               (33)
Commission  and other income                           1,878                398
                                                       -----                ---

Total revenues                                        31,445             23,568

Expenses:
---------
Net losses & loss adjustment expenses                 15,906             12,013
Policy acquisition expenses                            5,620              4,182
General & administrative expenses                      5,290              4,406
Interest expense                                         372                 26
                                                         ---                 --

Total expenses                                        27,188             20,627

Income before income taxes                             4,257              2,941

Total income tax expense                               1,488              1,023
                                                       -----              -----

Net earnings                                         $ 2,769           $  1,918
                                                     -------           --------

Earnings per share:
      Basic                                             $.28               $.20
                                                        ----               ----
      Diluted                                           $.28               $.20
                                                        ----               ----

Weighted average shares outstanding:
      Basic                                            9,725              9,571
      Diluted                                          9,945              9,660

Balance sheet data:                                March 31,       December 31,
-------------------                                     2004               2003
                                                        ----               ----


Shareholders' equity                                 247,029            244,291
Book value per share (1)                              $24.88             $24.47

      (1) Calculated on a fully diluted basis.



Supplementary information:
--------------------------

  Gross Premiums Written
    by Line of Business               Three months ended March 31,
------------------------              ----------------------------
                                        2004       2003    Change
                                        -------------------------
                                       (Dollars in thousands)

Ocean marine ..............           $ 26,985    $22,098    22%
Inland marine/fire ..........            3,229      3,726   (13%)
Other liability ................         7,717      4,261    81%
                                         -----------------------
Subtotal                                37,931     30,085    26%
Run off lines (Aircraft)...........        (24)     1,551    NM
                                           --------------------
Total ......................          $ 37,907    $31,636    20%
                                      ==========================

   Net Premiums Written
    by Line of Business               Three months ended March 31,
------------------------              ----------------------------
                                        2004       2003    Change
                                        -------------------------
                                       (Dollars in thousands)

Ocean marine ..............           $ 21,673    $15,904    36%
Inland marine/fire ..........            1,020      1,082    (6%)
Other liability ................         6,686      3,707    80%
                                         -----------------------
Subtotal                                29,379     20,693    42%
Run off lines (Aircraft)...........       (107)     1,397    NM
                                          ---------------------
Total ......................          $ 29,272    $22,090    33%
                                      ==========================

   Net Premiums Earned
    by Line of Business               Three months ended March 31,
------------------------              ----------------------------
                                        2004       2003    Change
                                        -------------------------
                                       (Dollars in thousands)

Ocean marine ..............           $ 17,864    $15,494   15%
Inland marine/fire ..........            1,140        889   28%
Other liability ................         6,007      3,806   58%
                                         ----------------------
Subtotal                                25,011     20,189   24%
Run off lines (Aircraft)...........       (157)     1,508   NM
                                          --------------------
Total ......................          $ 24,854    $21,697   15%
                                      ==========================


      CONTACT:         George R. Trumbull
                       NYMAGIC. INC.
                       (212) 551-0610